                                                                     EXHIBIT 4.2

                          SALE AND SERVICING AGREEMENT

                        Dated as of ____________ 1, 199_

                                     among

                   GREEN TREE ASSET RECEIVABLES TRUST, 199_-_
                                     Issuer


                        GREEN TREE FINANCIAL CORPORATION
                              Seller and Servicer


                                      and


               _________________________________________________
                                Backup Servicer

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INTRODUCTION..............................................................    1

ARTICLE I     DEFINITIONS.................................................    1
    Section 1.1.   Definitions............................................    1
    Section 1.2.   Usage of Terms.........................................   25
    Section 1.3.   Calculations...........................................   25
    Section 1.4.   Section References.....................................   25
    Section 1.5.   No Recourse............................................   25

ARTICLE II    CONVEYANCE OF CONTRACTS.....................................   25
    Section 2.1.   Conveyance of Initial Contracts........................   25
    Section 2.2.   Custody of Contract Files..............................   26
    Section 2.3.   Conditions to Acceptance by Owner Trustee..............   27
    Section 2.4.   Conveyance of Subsequent Contracts.....................   28
    Section 2.5.   Representations and Warranties of Seller...............   31
    Section 2.6.   Repurchase of Contracts Upon Breach of
                   Warranty...............................................   32
    Section 2.7.   Nonpetition Covenant...................................   33
    Section 2.8.   Collecting Evidence of Perfection Not
                   Delivered on the Closing Date or Subsequent Transfer
                   Date...................................................   33
    Section 2.9.   Trust's Assignment of Administrative Contracts and
                   Warranty Contracts.....................................   34

ARTICLE III   ADMINISTRATION AND SERVICING OF CONTRACTS...................   34
    Section 3.1.   Duties of the Servicer.................................   34
    Section 3.2.   Collection of Contract Payments; Modifications of
                   Contracts..............................................   36
    Section 3.3.   Realization Upon Contracts.............................   37
    Section 3.4.   Insurance..............................................   38
    Section 3.5.   Maintenance of Security Interests in Products..........   39
    Section 3.6.   Covenants, Representations, and Warranties of Servicer.   40
    Section 3.7.   Purchase of Contracts Upon Breach of Covenant..........   42
    Section 3.8.   Total Servicing Fee; Payment of Certain Expenses by
                   Servicer...............................................   43
    Section 3.9.   Servicer's Certificate.................................   43
    Section 3.10.  Annual Statement as to Compliance; Notice of Servicer
                   Termination Event......................................   44
    Section 3.11.  Annual Independent Accountants' Report.................   44
    Section 3.12.  Access to Certain Documentation and Information
                   Regarding Contracts....................................   45
    Section 3.13.  Monthly Tape...........................................   45

    Section 3.14.  Retention and Termination of Servicer..................   46
    Section 3.15.  Fidelity Bond..........................................   46
    Section 3.16.  Duties of the Servicer under the Indenture.............   46
    Section 3.17.  Certain Duties of the Servicer under the Trust
                   Agreement..............................................   48
ARTICLE IV    DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND
              NOTEHOLDERS.................................................   48
    Section 4.1.   Trust Accounts.........................................   48
    Section 4.2.   Collections............................................   50
    Section 4.3.   Application of Collections.............................   50
    Section 4.4.   Monthly Advances.......................................   51
    Section 4.5.   Additional Deposits....................................   52
    Section 4.6.   Distributions..........................................   52
    Section 4.7.   Pre-Funding Account....................................   53
    Section 4.8.   Net Deposits...........................................   54
    Section 4.9.   Statements to Certificateholders and Noteholders.......   55
    Section 4.10.  Indenture Trustee as Agent.............................   57
    Section 4.11.  Eligible Accounts......................................   57

ARTICLE V     THE RESERVE ACCOUNT.........................................   57
    Section 5.1.   Withdrawals from the Reserve Account...................   57

ARTICLE VI    THE SELLER..................................................   58
    Section 6.1.   Liability of Seller....................................   58
    Section 6.2.   Limitation on Liability of Seller and Others...........   58
    Section 6.3.   Seller May Own Certificates or Notes...................   58

ARTICLE VII   THE SERVICER................................................   59
    Section 7.1.   Liability of Servicer; Indemnities.....................   59
    Section 7.3.   Limitation on Liability of Servicer, Backup Servicer
                   and Others.............................................   61
    Section 7.4.   Delegation of Duties...................................   62
    Section 7.5.   Servicer and Backup Servicer Not to Resign.............   62

ARTICLE VIII  SERVICER TERMINATION EVENTS.................................   63
    Section 8.1.   Servicer Termination Event.............................   63
    Section 8.2.   Consequences of a Servicer Termination Event...........   64
    Section 8.3.   Appointment of Successor...............................   65
    Section 8.4.   Notification to Certificateholders and Noteholders.....   66
    Section 8.5.   Waiver of Past Defaults................................   66

ARTICLE IX    TERMINATION.................................................   66
    Section 9.1.   Optional Purchase of All Contracts; Liquidation of
                   Trust Estate...........................................   66

ARTICLE X      MISCELLANEOUS PROVISIONS...................................   68
    Section 10.1.  Amendment..............................................   68
    Section 10.2.  Protection of Title to Trust Property..................   69
    Section 10.3.  Governing Law..........................................   71
    Section 10.4.  Severability of Provisions.............................   71
    Section 10.5.  Assignment.............................................   72
    Section 10.6.  Third-Party Beneficiaries..............................   72
    Section 10.7.  Counterparts...........................................   72
    Section 10.8.  Intention of Parties...................................   72
    Section 10.9.  Notices................................................   72
    Section 10.10. Limitation of Liability................................   73

                                   SCHEDULES

Schedule A   --  Representations and Warranties of Seller

Schedule B   --  Servicing Policies and Procedures


                                    EXHIBITS

Exhibit A    --  Schedule of Initial Contracts

Exhibit B-1  --  Form of Custodian Agreement (Seller)

Exhibit B-2  --  Form of Custodian Agreement (Other)

Exhibit C    --  Form of Servicer's Certificate

Exhibit D    --  Form of Subsequent Transfer Agreement

          THIS SALE AND SERVICING AGREEMENT, dated as of _______ 1, 199_, is made among Green Tree Asset Receivables Trust, 199_-_ (the "Issuer"), Green Tree Financial Corporation, a Delaware corporation, as Seller (in its capacity as Seller, the "Seller") and as Servicer (in its capacity as Servicer, the "Servicer") and ___________________, a ____________________________, as Backup
Servicer (the "Backup Servicer").

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1. Definitions. All terms defined in the Indenture or the Trust Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.11.

          Accounting Date: With respect to a Distribution Date, the last day of the Monthly Period immediately preceding such Distribution Date.

          Actual Funds: With respect to a Distribution Date, the sum of (i) Available Funds for such Distribution Date, plus (ii) the portion of the Reserve Amount, if any, deposited pursuant to Section 5.1(a) into the Collection Account with respect to such Distribution Date.

          Addition Notice: With respect to any transfer of Subsequent Contracts to the Trust pursuant to Section 2.4, a notice, which shall be given not later than 15 days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Contracts to be transferred to the Issuer and the aggregate Principal Balance of such Subsequent Contracts.

          Administrative Contract: With respect to any Monthly Period, a Contract which the Servicer is required to purchase pursuant to Section 3.7 or which the Servicer has elected to purchase pursuant to Section 3.4(c).

          Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Aggregate Principal Balance: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Contracts (other than (i) any Contract that became a Liquidated Contract during the related Monthly Period and (ii) any Contract that became a Purchased Contract as of the immediately preceding Accounting Date).

          Agreement or "this Agreement": This Sale and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

          Amount Financed: With respect to a Contract, the aggregate amount advanced under such Contract toward the purchase price of the Financed Product and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail installment sale contracts or promissory notes for purchase of goods similar to the Products, and related costs. The term "Amount Financed" shall not include any Insurance Add-On Amounts.

          Annual Percentage Rate or APR: With respect to a Contract, the rate per annum of finance charges stated in such Contract as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act). If after the Closing Date, the rate per annum with respect to a Contract as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

          Available Funds:  With respect to any Determination Date, the sum of
(i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account as of the related Deposit Date, (iii) all Monthly Advances made by the Servicer as of the related Deposit Date, and (iv) all net income from investments of funds in the Trust Accounts and the Certificate Distribution Account during the related Monthly Period.

          Backup Servicer:  _________________________________, or its
successor in interest pursuant to Section 8.2, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 8.3.

          Basic Servicing Fee: With respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the

Aggregate Principal Balance as of the Determination Date falling in such Monthly Period.

          Basic Servicing Fee Rate: 1.00% per annum, payable monthly at one-twelfth of the annual rate.

          Business Day: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee OR successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

          Certificate Distribution Account: The meaning assigned to such term in the Trust Agreement.

          Certificate Majority: As to each class of Certificates, Holders of Certificates of such class representing more than 50% of the Class B Certificate Balance or more than 50% of the Notional Balance, as applicable.

          Certificateholders' Distributable Amount: With respect to any Distribution Date, the sum of the Class B Interest Distributable Amount, the Class B Principal Distributable Amount and the Class B Prepayment Amount (if any).

          Certificateholders' Percentage: (i) with respect to any Determination Date relating to a Distribution Date prior to the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 0%; (ii) with respect to the Determination Date relating to the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 0% with respect to that portion of the Principal Distribution Amount equal to the unpaid principal balance of the Class A-1 Notes, and 100% minus the Noteholders' Percentage as of such Determination Date (computed after giving effect to the retirement of the Class A-1 Notes) with respect to the remaining portion of the Principal Distribution Amount; (iii) with respect to any Determination Date relating to a Distribution Date after the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% minus the Noteholders' Percentage as of such Determination Date.

          Class A-1 Final Scheduled Distribution Date: _______, 199_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class A-1 Holdback Amount: As of any Subsequent Transfer Date, an amount equal to ____% of the amount, if any, by which the applicable "Target Original Pool Balance" specified below is greater than the Original Pool Balance after giving effect to the transfer of Subsequent Contracts on such Subsequent Transfer Date:

       Subsequent Transfer Date     Target Original Pool Balance
       ------------------------     ----------------------------



          Class A-1 Holdback Subaccount: The subaccount of the Reserve Account, the funds in which shall consist of all Class A-1 Holdback Amounts deposited therein during the Funding Period, other than investment earnings thereon. Any funds in the Class A-1 Holdback Subaccount shall be withdrawn on the Class A-1 Final Scheduled Distribution Date and distributed as specified in
Section 5.1(b).

          Class A-1 Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class A-1 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-1 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-1 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-1 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class A-1 Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-1 Monthly Interest Distributable Amount for such Distribution Date and the Class A-1 Interest Carryover Shortfall for such Distribution Date.

          Class A-1 Interest Rate:  _____% per annum.

          Class A-1 Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class A-1 Interest Rate on the outstanding principal balance of the Class A-1 Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-1 Noteholders on or prior to such immediately preceding Distribution Date.

          Class A-1 Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class A-1 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class A-1 Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-1 Prepayment Amount at the Class A-1 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-1 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding _______, 199_, over (ii) the amount of interest that would have accrued on the Class A-1 Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the United States Treasury Bill due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class A-2 Final Scheduled Distribution Date: _______, 199_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class A-2 Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class A-2 Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest on the Class A-2 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-2 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-2 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class A-2 Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-2 Monthly Interest Distributable Amount for such Distribution Date and the Class A-2 Interest Carryover Shortfall for such Distribution Date.

          Class A-2 Interest Rate:  _____% per annum.

          Class A-2 Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class A-2 Interest Rate on the outstanding principal balance of the Class A-2 Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-2 Noteholders on or prior to such immediately preceding Distribution Date.

          Class A-2 Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class A-2 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class A-2 Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-2 Prepayment Amount at the Class A-2 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-2 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding _______, 199_, over (ii) the amount of interest that would have accrued on the Class A-2 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the U.S. Treasury Bill due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class A-3 Final Scheduled Distribution Date: _______, 199_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class A-3 Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class A-3 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-3 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-3 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-3 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class A-3 Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-3 Monthly Interest Distributable Amount for such Distribution Date and the Class A-3 Interest Carryover Shortfall for such Distribution Date.

          Class A-3  Interest Rate:  _____% per annum.

          Class A-3 Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class A-3 Interest Rate on the outstanding principal balance of the Class A-3 Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-3 Noteholders on or prior to such immediately preceding Distribution Date.

          Class A-3 Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class A-3 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class A-3 Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-3 Prepayment Amount at the Class A-3 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-3 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding August 31, 1997, over (ii) the amount of interest that would have accrued on the Class A-3 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the _____% U.S. Treasury Note due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class A-4 Final Scheduled Distribution Date: _______, 199_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class A-4 Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class A-4 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-4 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-4 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-4 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class A-4 Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-4 Monthly Interest Distributable Amount for such Distribution Date and the Class A-4 Interest Carryover Shortfall for such Distribution Date.

          Class A-4 Interest Rate:  _____% per annum.

          Class A-4 Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class A-4 Interest Rate on the outstanding principal balance of the Class A-2 Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-4 Noteholders on or prior to such immediately preceding Distribution Date.

          Class A-4 Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class A-4 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class A-4 Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-4 Prepayment Amount at the Class A-4 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-4 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding _______, 199_, over (ii) the amount of interest that would have accrued on the Class A-4 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the ______% U.S. Treasury Note due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class A-5 Final Scheduled Distribution Date: _______, 199_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class A-5 Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class A-5 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-5 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-5 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-5 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class A-5 Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-5 Monthly Interest Distributable Amount for such Distribution Date and the Class A-5 Interest Carryover Shortfall for such Distribution Date.

          Class A-5 Interest Rate:  _____% per annum.

          Class A-5 Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class A-5 Interest Rate on the outstanding principal balance of the Class A-5 Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-5 Noteholders on or prior to such immediately preceding Distribution Date.

          Class A-5 Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class A-5 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class A-5 Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-5 Prepayment Amount at the Class A-5 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-5 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding _______, 199_, over (ii) the amount of interest that would have accrued on the Class A-5 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the ______% U.S. Treasury Note due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class A-6 Final Scheduled Distribution Date: _______, 199_(or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class A-6 Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class A-6 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-6 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-6 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-6 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class A-6 Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-6 Monthly Interest Distributable Amount for such Distribution Date and the Class A-6 Interest Carryover Shortfall for such Distribution Date.

          Class A-6 Interest Rate:  _____% per annum.

          Class A-6 Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class A-6 Interest Rate on the outstanding principal balance of the Class A-6 Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-6 Noteholders on or prior to such immediately preceding Distribution Date.

          Class A-6 Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class A-6 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class A-6 Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-6 Prepayment Amount at the Class A-6 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-6 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding _______, 199_, over (ii) the amount of interest that would have accrued on the Class A-6 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the _____% U.S. Treasury Note due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class B Certificate Balance: As of any date, $________ less all amounts previously distributed to Class B Certificateholders in respect of principal.

          Class B Certificates: The Class B Trust Certificates (as defined in the Trust Agreement).

          Class B Final Scheduled Distribution Date: _______, 199_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          Class B Interest Carryover Shortfall: With respect to any Distribution Date, the excess of the Class B Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class B Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

          Class B Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

          Class B Monthly Interest Distributable Amount: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _______, 199_) at the Class B Pass-Through Rate on the Class B Certificate Balance as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

          Class B Monthly Principal Distributable Amount: With respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount plus, with respect to the Distribution Date on which the Class A-1 Note Balance is reduced to zero, the Certificateholders' Percentage (calculated after giving effect to the retirement of the Class A-1 Notes on such Distribution Date) of the remainder of the Principal Distribution Amount after payment of the remaining principal balance of the Class A-1 Notes on such Distribution Date, plus, with respect to the Distribution Date on which the outstanding principal balance of the Class A-6 Notes is reduced to zero, the remainder of the Principal Distribution Amount on such Distribution Date.

          Class B Pass-Through Rate:   _____% per annum.

          Class B Pool Factor: With respect to any Distribution Date, an eight digit decimal figure equal to the Class B Certificate Balance as of such Distribution Date (after giving effect to distributions on such Distribution
Date) divided by the Class B Certificate Balance as of the Closing Date.

          Class B Prepayment Amount: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Contracts on such date, an amount equal to the Class B Certificateholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes and the current Class B Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          Class B Prepayment Premium: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class B Prepayment Amount at the Class B Pass-Through Rate during the period commencing on and including the Distribution Date on which the Class B Prepayment Amount is required to be deposited in the Certificate Distribution Account pursuant to Section 4.7(b) to but excluding _______, 199_, over (ii) the amount of interest that would have accrued on the Class B Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the _____% U.S. Treasury Note due _______, 199_. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

          Class B Principal Carryover Shortfall: As of the close of any Distribution Date, the excess of the sum of the Class B Principal Distributable Amount over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

          Class B Principal Distributable Amount: With respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Class B Monthly Principal Distributable Amount for such Distribution Date and any Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class B Principal Distributable Amount shall not exceed the Class B Certificate Balance. The "Class B Principal Distributable Amount" on the Final Scheduled Distribution Date will equal the Class B Certificate Balance as of the Final Scheduled Distribution Date.

          Closing Date:  _______, 199_.

          Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Contracts during the related Monthly Period, including all Liquidation Proceeds collected during the related Monthly Period (but excluding any Monthly Advances and any Purchase Amounts).

          Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1(a).

          Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Contracts.

          Computer Tape: The computer tape generated on behalf of the Seller which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts conveyed to the Trust hereunder.

          Contract: A retail installment sale contract or promissory note (and related security agreement) for a new or used Product (and all accessories thereto) that is included in the Schedule of Contracts, and all rights and obligations under such a contract, but not including (i) any Liquidated Contract (other than for purposes of calculating Certificateholders' Distributable Amounts and Noteholders' Distributable Amounts hereunder and for the purpose of determining the obligations pursuant to Section 2.6 and 3.7 to purchase Contracts), or (ii) any Purchased Contract on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Section 4.5.

          Contract File: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Contract.

          Corporate Trust Office: With respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at ______________________________________________________, Attention:
Corporate Trust Administration; the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the execution of this Agreement is ___________; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office is located at _____________________________,
Attention: Corporate Trust Department; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is __________.

          Cram Down Loss: With respect to a Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance of such Contract, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

          Custodian: Green Tree and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust.

          Custodian Agreement: Any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust, substantially in the form of Exhibit B-1 or B-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          Dealer: A seller of new or used Products that originated one or more of the Contracts and sold the respective Contract, directly or indirectly, to Green Tree under an existing agreement between such seller and Green Tree.

          Dealer Agreement: An agreement between Green Tree and a Dealer relating to the sale of retail installment sale contracts and installment notes to Green Tree and all documents and instruments relating thereto.

          Dealer Assignment: With respect to a Contract, the executed assignment executed by a Dealer conveying such Contract to Green Tree.

          Deficiency Claim Date: With respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

          Deposit Date: With respect to any Monthly Period, the Business Day immediately preceding the related Determination Date.

          Depositary Agreements: Each of the Depositary Agreement as defined in the Indenture and the Depositary Agreement as defined in the Trust Agreement.

          Determination Date: With respect to any Monthly Period, the sixth Business Day immediately preceding the related Distribution Date.

          Distribution Date: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing _______, 199_ to and including the Final Scheduled Distribution Date.

          Draw Date: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

          Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of Green Tree.

          Eligible Account: A segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's.

          Eligible Investments are any of the following:

               (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A--1 by Standard & Poor's and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

               (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and rated AAAm or AAAm-G by Standard & Poor's, and whose only investments are in securities described in clauses (i) and (ii) above;

               (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

               (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA from Standard & Poor's at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account; and

               (vi) commercial paper having a rating of at least A--1 from Standard & Poor's at the time of such investment or pledge as security.

The Indenture Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

          Eligible Servicer: Green Tree, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of retail installment sales contracts and/or installment loans for goods similar to the Products, (ii) is legally qualified and has the capacity to service the Contracts, (iii) has demonstrated the ability professionally and competently to service a portfolio of retail installment sales contracts and/or installment loans, for goods similar to the Products, similar to the Contracts with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

          Evidence of Perfection: (i) with respect to any Product for which a certificate of title is issued, a Lien Certificate; (ii) with respect to any Product subject to a state or federal system for the recordation of liens other than the Uniform Commercial Code or a Certificate of Title Act (such as _______________), appropriate evidence demonstrating compliance with the requirements of such recordation system; and (iii) with respect to Products not described in the two preceding classes, one or more financing statements; describing the Product, filed with all filing offices necessary to create a perfected security interest in that Collateral under the UCC.

          Final Scheduled Distribution Date: With respect to each class of Notes, the Class A--1 Final Scheduled Distribution Date, the Class A--2 Final Scheduled Distribution Date, the Class A--3 Final Scheduled Distribution Date, the Class A--4 Final Scheduled Distribution Date, the Class A--5 Final Scheduled Distribution Date and the Class A--6 Final Scheduled Distribution Date, respectively; and with respect to the Class B Certificates, the Class B Final Scheduled Distribution Date.

          Final Scheduled Maturity Date:  _______, 199_

          Financed Product: A new or used Product, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Contract.

          Force-Placed Insurance:  The meaning set forth in Section 3.4(b).

          Funding Period: The period beginning on the Closing Date and ending on the first to occur of (a) the Distribution Date on which the Pre-Funded Amount (after giving effect to any reduction in the Pre-Funded Amount in connection with the transfer of Subsequent Contracts to the Trust on such Distribution Date) is less than $100,000, (b) the date on which an Event of Default (as defined in the Indenture) or a Servicer Termination Event occurs,
(c) the date on which an Insolvency Event occurs with respect to Green Tree and
(d) the close of business on the Distribution Date occurring in _______, 199_.

          General Partners: GTGP I and GTGP II in their capacities as general partners of the Trust, and any successors thereto as permitted by the Trust Agreement.

          Green Tree:  Green Tree Financial Corporation, a Delaware corporation.

          GTGP I:  Green Tree First GP Inc., a Delaware corporation.

          GTGP II:  Green Tree Second GP Inc., a Delaware corporation.

          Indenture: The Indenture, dated as of __________, 199_, between the Trust and, as trustee, as the same may be amended and supplemented from time to time.

          Indenture Trustee: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

          Independent Accountants:  As defined in Section 3.11(a).

          Initial Cutoff Date:  __________, 199_.

          Initial Cutoff Date Principal Balance:  $_________.

          Initial Contracts: The Contracts listed on the Schedule of Initial Contracts on the Closing Date.

          Insolvency Event: With respect to a specified Person, (a) the commencement of an involuntary case against such Person under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days; or (b) the filing of a decree or entry of an order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; or (c) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          Insurance Add-On Amount: The premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 3.4.

          Insurance Policy: With respect to a Contract, any insurance policy benefiting the holder of the Contract providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Product or the Obligor.

          Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

          Lien Certificate: With respect to a Financed Product, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Product is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

          Liquidated Contract: With respect to any Monthly Period, a defaulted Contract as to which the Servicer has determined that all amounts it expects to recover from or on account of such Contract have been recovered; provided that any defaulted contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition shall have been realized shall be deemed to be a Liquidated Contract.

          Liquidation Proceeds: With respect to a Liquidated Contract, all amounts realized with respect to such Contract (other than amounts withdrawn from the Reserve Account) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Contract and the repossession and disposition of the Financed Product and (ii) amounts that are required to be refunded to the Obligor on such Contract; provided, however, that the Liquidation Proceeds with respect to any Contract shall in no event be less than zero.

          Monthly Advance: The amount that the Servicer is required to advance on any Contract pursuant to Section 4.4(a).

          Monthly Period: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs (such calendar month being referred to as the "related" Monthly Period with respect to such Distribution Date). With respect to an Accounting Date, the calendar month in which such Accounting Date occurs is referred to herein as the "related" Monthly Period to such Accounting Date.

          Monthly Records: All records and data maintained by the Servicer with respect to the Contracts, including the following with respect to each Contract: the account number; the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount, if any, of Force-Placed Insurance payable monthly; amount of the Scheduled Payment; current Insurance Policy expiration date; and past due or late charges, if any.

          Moody's:  Moody's Investors Service, Inc., or any successor thereto.

          Note Distribution Account: The account designated as such, established and maintained pursuant to Section 4.1(c).

          Note Majority: As to each class of Notes, Holders of Notes representing a majority of the outstanding principal balance of such class of Notes.

          Note Pool Factor: With respect to any Distribution Date and each class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the original outstanding principal balance of such class of Notes as of the Closing Date.

          Noteholders' Interest Distributable Amount: With respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount, the Class A-3 Interest Distributable Amount, the Class A-4 Interest Distributable Amount, the Class A-5 Interest Distributable Amount and the Class A-6 Interest Distributable Amount.

          Noteholders' Monthly Principal Distributable Amount: With respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount. With respect to the Distribution Date on which the outstanding principal balance of the Class A-1 Notes is reduced to zero, the "Noteholders' Monthly Principal Distributable Amount" shall equal the sum of (i) the outstanding principal balance of the Class A-1 Notes plus (ii) the Noteholders' Percentage (after giving effect to the retirement of the Class A-1 Notes) of the Principal Distribution Amount less the outstanding principal balance of the Class A-1 Notes immediately prior to such Distribution Date.

          Noteholders' Percentage: (i) with respect to any Determination Date relating to a Distribution Date prior to the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100%, (ii) with respect to the Determination Date relating to the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% with respect to that portion of the Principal Distribution Amount equal to the unpaid principal balance of the Class A-1 Notes, and with respect to the remaining portion of the Principal Distribution Amount, a percentage, expressed as a fraction computed by the Servicer, the numerator of which is the aggregate initial principal balance of the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes and the denominator of which is the Aggregate Principal Balance (plus any remaining Pre-Funded Amount) as of the related Accounting Date for the preceding Distribution Date, minus that portion of the Principal Distribution Amount applied to retire the Class A-1 Notes, (iii) with respect to any Determination Date relating to a Distribution Date thereafter to and including the Distribution Date (if any) on which the aggregate principal balance of the Notes is reduced to zero, a percentage, expressed as a fraction computed by the Servicer, the numerator of which is the outstanding principal balance of the Notes on the related Determination Date and the denominator of which is the Aggregate Principal Balance (plus any remaining Pre-Funded Amount) as of the related Accounting Date for the preceding Distribution Date, and (iv) with respect to any Determination Date relating to a Distribution Date thereafter (if any), zero.

              Noteholders' Principal Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the sum of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such immediately preceding Distribution Date.

          Noteholders' Principal Distributable Amount: With respect to any Distribution Date (other than the Final Scheduled Distribution Date with respect to any class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and any Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any class of Notes will equal the sum of (i) the Noteholders' Monthly Principal

Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal balance of such class of Notes, if any, over the amounts in clauses (i) and (ii). In no event may the Noteholders' Principal Distributable Amount for any Distribution Date exceed the outstanding principal balance of the Notes immediately prior to such Distribution Date.

          Notes: The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes.

          Obligor: The purchaser or the co-purchasers of a Financed Product and any other Person or Persons who are primarily or secondarily obligated to make payments under a Contract.

          Opinion of Counsel: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Owner Trustee and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee, to the Indenture Trustee.

          Original Pool Balance: As of any date, the sum of the Initial Cutoff Date Principal Balance plus the aggregate Principal Balance (as of the related Subsequent Cutoff Date) of all Subsequent Contracts sold to the Trust on any Subsequent Transfer Date.

          Outstanding Monthly Advances: With respect to a Contract and a Determination Date, the sum of all Monthly Advances made on any Determination Date prior to such Determination Date relating to that Contract which have not been reimbursed pursuant to Section 4.6(i) or Section 4.8.

          Owner Trustee: ___________________, acting not individually but solely as trustee, or its successor in interest, and any successor Owner Trustee appointed as provided in the Trust Agreement.

          Person: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

          Pre-Funded Amount: As of any date, $__________ minus the aggregate Principal Balance (as of the related Subsequent Cutoff Date) of all Subsequent Contracts sold to the Trust on or prior to such date.

          Pre-Funding Account: The account designated as the Pre-Funding Account in, and which is established and maintained pursuant to, Section 4.1(b).

          Principal Balance: With respect to any Contract, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Contract, and (ii) any Cram Down Loss in respect of such Contract.

          Principal Distribution Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed with respect to each Contract in accordance with the method specified in the related retail installment sale contract or promissory note: (i) that portion of all collections on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balance (as of the related Accounting Date) of all Contracts that became Liquidated Contracts during the related Monthly Period (other than Purchased Contracts), (iii) the Principal Balance of all Contracts that became Purchased Contracts as of the related Accounting Date, and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Monthly Period.

          Products: Motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles.

          Purchase Amount: With respect to a Contract, the Principal Balance and all accrued and unpaid interest on the Contract (without regard to any Monthly Advances that may have been made with respect to the Contract) as of the Accounting Date on which the obligation to purchase such Contract arises.

          Purchased Contract: As of any Accounting Date, any Contract (including any Liquidated Contract) that became a Warranty Contract or Administrative Contract as of such Accounting Date (or which the Seller or the Servicer has elected to purchase as of an earlier Accounting Date, as permitted by Section 2.6 or 3.7), and as to which the Purchase Amount has been deposited in the Collection Account by the Seller or the Servicer, as applicable, on or before the related Deposit Date.

          Rating Agency: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Certificates and the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Certificates or the Notes, such other nationally recognized statistical rating organization selected by the Seller.

          Rating Agency Condition: With respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

          Registrar of Titles: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, Products and liens thereon.

          Related Documents: The Trust Agreement, the Indenture, the Certificates, the Notes, each Subsequent Transfer Agreement, the Custodian Agreement, the Depository Agreements, and the Underwriting Agreement between the Seller and the underwriter of the Certificates and the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          Required Deposit Rating: A rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-1+" by Standard & Poor's or such other rating as may be acceptable to the Rating Agencies so as to not affect the rating on the Certificates or the Notes.

          Requisite Reserve Amount: As of the Closing Date, $________ and as of any Distribution Date or Subsequent Transfer Date thereafter during the Funding Period an amount equal to the difference between

     (a) the product of (x) the weighted average of the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class A-5 Interest Rate, the Class A-6 Interest Rate and the Class B Pass-Through Rate (based on the outstanding principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5
          Notes, the Class A-6 Notes and the Class B Certificate Balance on such date), divided by 360, (y) the Pre-Funded Amount on such date and
          (z) the number of days until the Distribution Date in __________, 199_, and

     (b) the product of (x) ____%, divided by 360, (y) the Pre-Funded Amount on such date and (z) the number of days until the Distribution Date in __________, 199_.

The Requisite Reserve Amount for any Subsequent Transfer Date (i) shall be calculated after taking into account the transfer of Subsequent Contracts to the Trust on such Subsequent Transfer Date (unless such Subsequent Transfer Date does not coincide with a Distribution Date and does not occur between a Distribution Date and the related Determination Date) and (ii) (A) if such Subsequent Transfer Date does not coincide with a Distribution Date but occurs between a Distribution Date and the related Determination Date, shall be calculated as of the Distribution Date immediately following such Subsequent Transfer Date as if such Subsequent Transfer Date occurred on such Distribution Date, (B) if such Subsequent Transfer Date coincides with a Distribution Date, shall be calculated as of such Distribution Date or (C) if such Subsequent Transfer Date does not coincide with a Distribution

Date and does not occur between a Distribution Date and the related Determination Date, shall be calculated as of the immediately preceding Distribution Date (or as of the Closing Date, if such Subsequent Transfer Date occurs before the Determination Date in __________, 199_) as if such Subsequent Transfer Date occurred on such immediately preceding Distribution Date (or the Closing Date).

          Reserve Account: The account designated as the Reserve Account in, and which is established and maintained pursuant to, Section 4.1(d), including the Class A-1 Holdback Subaccount.

          Reserve Amount: As of any date of determination, the amount on deposit in the Reserve Account (other than the amount on deposit in the Class A-1 Holdback Subaccount) on such date.

          Responsible Officer: When used with respect to the Owner Trustee, any officer of the Owner Trustee assigned by the Owner Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

          Schedule of Initial Contracts: The schedule of all retail installment sales contracts and promissory notes sold and transferred to the Trust pursuant to this Agreement which is attached hereto as Exhibit A.

          Schedule of Contracts: The Schedule of Initial Contracts attached hereto as Exhibit A as supplemented by each Schedule of Subsequent Contracts attached as Schedule A to each Subsequent Transfer Agreement.

          Schedule of Representations: The Schedule of Representations and Warranties attached hereto as Schedule A.

          Schedule of Subsequent Contracts: The schedule of all retail installment sales contracts and promissory notes sold and transferred to the Trust pursuant to a Subsequent Transfer Agreement which is attached as Schedule A to such Subsequent Transfer Agreement, which Schedule of Subsequent Contracts shall supplement the Schedule of Initial Contracts.

          Scheduled Payment: With respect to any Monthly Period for any Contract, the amount set forth in such Contract as required to be paid by the Obligor in such Monthly Period. If after the Closing Date, the Obligor's obligation under a Contract with respect to a Monthly Period has been modified so as to differ from the amount specified in such Contract as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Contract permitted by Section 3.2(b), the Scheduled Payment with respect to such Monthly

Period shall refer to the Obligor's payment obligation with respect to such Monthly Period as so modified.

          Seller: Green Tree, or its successor in interest pursuant to Section 6.2.

          Servicer:  Green Tree, its successor in interest pursuant to Section
8.3 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

          Servicer Termination Event:  An event described in Section 8.1.

          Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit C.

          Standard & Poor's: Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

          Subcollection Account: The account designated as the Subcollection Account in, and which is established and maintained pursuant to Section 4.2(a).

          Subsequent Cutoff Date: With respect to any Subsequent Contracts, the date specified in the related Subsequent Transfer Agreement, which may in no event be later than the Subsequent Transfer Date.

          Subsequent Contracts: All Contracts sold and transferred to the Trust pursuant to Section 2.4.

          Subsequent Transfer Agreement:   With respect to any Subsequent
Contracts, the related agreement described in Section 2.4.

          Subsequent Transfer Date: Any date during the Funding Period on which Subsequent Contracts are transferred to the Trust pursuant to Section 2.4.

          Supplemental Servicing Fee: With respect to any Monthly Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, collected on the Contracts during such Monthly Period.

          Total Servicing Fee: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

          Trust:  Green Tree Asset Receivables Trust, 199_-_.

          Trust Accounts:  The meaning specified in 4.1(e).

          Trust Agreement: The Trust Agreement dated as of ____________, 199_, between the Seller, GTGP I, GTGP II and the Owner Trustee, as the same may be amended and supplemented from time to time.

          UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

          VSI Insurance:  The meaning set forth in Section 3.4(e).

          Warranty Contract: With respect to any Monthly Period, a Contract which Seller has become obligated to repurchase pursuant to Section 2.6.

          Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          Section 1.3. Calculations. All calculations of the amount of interest accrued on the Certificates and the Notes and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Contract as of an Accounting Date shall refer to the close of business on such day.

          Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

          Section 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Seller, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee or of any predecessor or successor of the Seller, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee.


                                  ARTICLE II

                            CONVEYANCE OF CONTRACTS

          Section 2.1. Conveyance of Initial Contracts. Subject to the terms and conditions of this Agreement, the Seller, pursuant to the mutually agreed upon terms contained herein, hereby sells, transfers, assigns, and otherwise conveys to the Trust, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Initial Contracts, all monies at any time paid or payable thereon or in respect thereof after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by the Seller after the Initial Cutoff Date), an assignment of security interests of the Seller in the related Financed Products, the Insurance Policies and any proceeds from any Insurance Policies relating to the Initial Contracts, the Obligors or the related Financed Products, including rebates of premiums, all VSI Insurance and any Force-Placed Insurance relating to the Initial Contracts, an assignment of the rights of the Seller against Dealers with respect to the Initial Contracts under the Dealer Agreements and the Dealer Assignments, all items contained in the related Contract Files, any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Initial Contracts, the Obligors or the related Financed Products, any property (including the right to receive future Liquidation Proceeds) that secures an Initial Contract and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Contract, all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof, and all proceeds of the foregoing. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement and each Subsequent Transfer Agreement shall constitute a sale of the Contracts and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Contracts and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and each Subsequent Transfer Agreement is held not to be a sale, this Agreement and each Subsequent Transfer Agreement shall constitute a grant of a security interest to the Trust in the property referred to in this Section 2.1 or transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

          Section 2.2.  Custody of Contract Files.

          (a) In connection with the sale, transfer and assignment of the Contracts and the other Trust Property to the Trust pursuant to this Agreement and each Subsequent Transfer Agreement, and simultaneously with the execution and delivery of this Agreement, the Trust shall enter into the Custodian Agreement with the Custodian, dated as of the Closing Date, pursuant to which the Owner Trustee, on behalf of the Trust, shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust as Custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Trust on or before the Closing Date (with respect to each Initial Contract) or the applicable Subsequent Transfer Date (with respect to each Subsequent Contract):

               (i) The fully executed original of the Contract (together with any agreements modifying the Contract, including without limitation any extension agreements);

               (ii) Documents evidencing or related to any Insurance Policy, or copies thereof;

               (iii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on the Seller's customary form, or on a form approved by the Seller, for such application; and

               (iv) The Evidence of Perfection (when received) and otherwise such documents, if any, that the Seller keeps on file in accordance with its customary procedures indicating that the Financed Product is owned by the Obligor and subject to the interest of the Seller as first lienholder or secured party, or, if such Evidence of Perfection has not yet been received, a copy of the application therefor, showing the Seller as secured party.

          In connection with the grant of the security interest in the Trust Estate to the Indenture Trustee for the benefit of the Note Owners pursuant to the Indenture, the Trust agrees that from and after the Closing Date through the date of release of such security interest pursuant to the terms of the Indenture, the Custodian shall not be acting as agent of the Trust, but rather shall be acting as agent of the Indenture Trustee for the benefit of the Note Owners.

          The Indenture Trustee may act as the Custodian, in which case the Indenture Trustee shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement, and the terms of Exhibit B-2 shall be deemed incorporated by reference herein.

          (b) Upon payment in full on any Contract, the Servicer will notify the Custodian by certification of an officer of the Servicer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.2 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. From time to time as appropriate for servicing and enforcing any Contract, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Contract and the related Contract File to be released to the Servicer. The Servicer's receipt of a Contract and/or Contract File shall obligate the Servicer to return the original Contract and the related Contract File to the Custodian when its need by the Servicer has ceased unless the Contract shall be repurchased as described in
Section 2.6 or 3.7.

          Section 2.3. Conditions to Acceptance by Owner Trustee. As conditions to Owner Trustee's execution and delivery of the Notes on behalf of the Trust and execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee shall have received the following on or before the Closing Date:

               (a) The Schedule of Initial Contracts certified by the President, Controller or Treasurer of the Seller;

               (b) The acknowledgement of the Custodian that it holds the Contract File relating to each Initial Contract;

               (c) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller; and

               (d) Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction (other than those actions to be taken with respect to Subsequent Contracts pursuant to Section 2.4) to give the Owner Trustee a first priority perfected lien on, or ownership interest in, the Contracts and the other Trust Property have been made, taken or performed.

          Section 2.4.  Conveyance of Subsequent Contracts.

          (a) Subject to the conditions set forth in paragraph (b) below, the Seller, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Subsequent Transfer Agreements, shall sell, transfer, assign, and otherwise convey to the Trust, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Subsequent Contracts, all monies at any time paid or payable thereon or in respect thereof after the related Subsequent Cutoff Date (including amounts due on or before the related Subsequent Cutoff Date but received by the Seller after the related Subsequent Cutoff Date), an assignment of security interests of the Seller in the related Financed Products, the Insurance Policies and any proceeds from any Insurance Policies relating to the Subsequent Contracts, the Obligors or the related Financed Products, including rebates of premiums, all VSI Insurance and any Force-Placed Insurance relating to the Subsequent Contracts, rights of the Seller against Dealers with respect to the Subsequent Contracts under the Dealer Agreements and the Dealer Assignments, all items contained in the Contract Files relating to the Subsequent Contracts, any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Subsequent Contracts, the Obligors or the related Financed Products, any property (including the right to receive future Liquidation Proceeds) that secures a Subsequent Contract and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Subsequent Contract, and all proceeds of the foregoing.

          (b) The Seller shall transfer to the Trust the Subsequent Contracts and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (i) The Seller shall have provided the Owner Trustee, the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Contracts;

               (ii) the Funding Period shall not have terminated;

               (iii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed written assignment (including an acceptance by the Indenture Trustee and the Owner Trustee) in substantially the form of Exhibit D (the "Subsequent Transfer Agreement"), which shall include a Schedule of Subsequent Contracts listing the Subsequent Contracts and shall specify the Requisite Reserve Amount and the Class A-1 Holdback Amount, if any, as of or for such Subsequent Transfer Date;

               (iv) the Seller shall have delivered to the Custodian the Contract Files relating to the Subsequent Contracts, and the Custodian shall have delivered to the Seller, the Owner Trustee and the Indenture Trustee an acknowledgement of receipt of such Contract Files;

               (v) the Seller shall, to the extent required by Section 4.1, have deposited in the Collection Account collections in respect of the Subsequent Contracts;

               (vi) as of each Subsequent Transfer Date, the Seller shall not be insolvent nor have been made insolvent by such transfer nor be aware of any pending insolvency;

               (vii) the Reserve Amount on such Subsequent Transfer Date, after taking into account any transfers of funds from the Reserve Account to the General Partners in respect of the sale of the Subsequent Contracts to the Trust, shall be no less than the Requisite Reserve Amount for such Subsequent Transfer Date;

               (viii) each Rating Agency shall have notified the Seller, the Owner Trustee and the Indenture Trustee in writing that following such transfer the Notes and the Certificates will be rated in the highest short-term or long-term rating category, as applicable, by such Rating Agency;

               (ix) such addition will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders as evidenced by an Opinion of Counsel to be delivered by the Seller;

               (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

               (xi) the Seller shall have delivered to the Rating Agencies one or more Opinions of Counsel with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered to such Persons on the Closing Date;

               (xii) (A) the Contracts in the Trust, including the Subsequent Contracts to be conveyed to the Trust on the Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Contracts on the Initial Cutoff Date and the Subsequent Contracts on each related Subsequent Cutoff Date): (1) the weighted average APR of such Contracts will not be less than ____%, (2) the weighted average remaining term of such Contracts will not be greater than ____ months nor less than ____ months, (3) not more than ____% of the Aggregate Principal Balances of such Contracts will represent used Financed Products, and (4) not more than ____% of the Aggregate Principal Balance of such Contracts will have an APR in excess of ____%, and the Trust, the Owner Trustee and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of such criteria;

               (xiii) the Seller shall have taken any action necessary to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of the Indenture Trustee in the Indenture Collateral; and

               (xiv) no selection procedures adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Subsequent Contracts.

          (c) On such Subsequent Transfer Date, if all the conditions specified in paragraph (b) above have been satisfied, the Trust shall accept the transfer of such Subsequent Contracts and shall pay to the Seller from the Pre-Funding Account the amount specified in Section 4.7(a)(iii).

          (d) The Seller covenants to transfer to the Trust pursuant to paragraph (a) above Subsequent Contracts with an aggregate Principal Balance equal to $__________; provided, however, that the sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a failure of such covenant shall be to enforce the provisions of

Section 5.1(b) hereof (with respect to Class A-1 Holdback Amounts) and Section 4.7(c) hereof, Section 10.01(b) of the Indenture and Section 5.2 of the Trust Agreement with respect to payment of the Class B Prepayment Premium, Class A-1 Prepayment Premium, Class A-2 Prepayment Premium, Class A-3 Prepayment Premium, Class A-4 Prepayment Premium, Class A-5 Prepayment Premium and Class A-6 Prepayment Premium.

          Section 2.5. Representations and Warranties of Seller. By its execution of this Agreement and each Subsequent Transfer Agreement, the Seller makes the following representations and warranties on which the Trust relies in accepting the Contracts and the other Trust Property in trust and on which the Owner Trustee relies in issuing on behalf of the Trust, the Certificates and Notes. Unless otherwise specified, such representations and warranties speak as of the Closing Date or Subsequent Transfer Date, as appropriate, but shall survive the sale, transfer, and assignment of the Contracts to the Trust.

               (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct.

               (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts and the other property transferred to the Trust.

               (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

               (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Trust Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

               (e) Valid Sale; Binding Obligations. This Agreement and the related Subsequent Transfer Agreement, if any, effects a valid sale, transfer and assignment of the Contracts and the other Trust Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the related Subsequent Transfer Agreement, if any, and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (f) No Violation. The consummation of the transactions contemplated by this Agreement and the related Subsequent Transfer Agreement, if any, and the Related Documents and the fulfillment of the terms of this Agreement and the related Subsequent Transfer Agreement, if any, and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

               (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or the Notes.

               (h) Chief Executive Office. The chief executive office of the Seller is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

          Section 2.6. Repurchase of Contracts Upon Breach of Warranty. The Owner Trustee, in accepting the Trust Property in trust and executing the Certificates and Notes, and Trustee in authenticating the Notes, have relied on the representations and warranties made by the Seller, and to be made by the Seller on each Subsequent Transaction Date, pursuant to Section 2.5 and the Schedule of Representations. Upon discovery by any of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the representations and warranties contained in Section 2.5 that materially and adversely affects the interests of the Noteholders, the Certificateholders or the Trust in any Contract (including any Liquidated Contract), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Seller. As of the second Accounting Date (or, at the Seller's election, the Seller's first Accounting Date) following its discovery or its receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations that materially and adversely affects the interests of the Noteholders, the Certificateholders or the Trust in any Contract (including any Liquidated Contract) the Seller shall, unless such breach shall have been cured in all material respects, purchase such Contract from the Trust and, on or before the related Deposit Date, the Seller shall pay the Purchase Amount to the Owner Trustee pursuant to Section 4.5. It is understood and agreed that, except as set forth in this Section 2.6, the obligation of the Seller to repurchase any Contract as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Indenture Trustee on behalf of the Noteholders or the Owner Trustee on behalf of the Certificateholders.

          In addition to the foregoing and notwithstanding whether the related Contract shall have been purchased by the Seller, the Seller shall indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

          Section 2.7.  Nonpetition Covenant.  None of the Seller, the
Servicer, the Owner Trustee (in its individual capacity or on behalf of the Trust), nor the Backup Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or either General Partner under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

          Section 2.8. Collecting Evidence of Perfection Not Delivered on the Closing Date or Subsequent Transfer Date. In the case of any Contract in respect of which written evidence from the Dealer selling the related Financed Product that the Lien Certificate or other Evidence of Perfection for such Financed Product showing the Seller as first lienholder has been applied for from the Registrar of

Titles or other filing officer was delivered to the Custodian on the Closing Date or Subsequent Transfer Date, as appropriate, in lieu of Evidence of Perfection, the Servicer shall use its best efforts to collect such Evidence of Perfection from the Registrar of Titles as promptly as practicable. If such Evidence of Perfection showing the Seller as first lienholder is not received by the Custodian within 180 days after the Closing Date or Subsequent Transfer Date, as appropriate, then the representation and warranties in paragraphs 5 and 18 of the Schedule of Representations in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders, the Noteholders and the Trust.

          Section 2.9. Trust's Assignment of Administrative Contracts and Warranty Contracts. With respect to all Administrative Contracts and all Warranty Contracts purchased by the Servicer or the Seller, the Owner Trustee shall take any and all actions reasonably requested by the Seller or Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, all the Trust's right, title and interest in and to such purchased Contract, all monies due thereon, the security interests in the related Financed Products, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Contracts and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Contract, and all such security and documents, free of any further obligation to the Owner Trustee, the Trust, the Indenture Trustee, the Certificateholders or the Noteholders with respect thereto.


                                  ARTICLE III

                   ADMINISTRATION AND SERVICING OF CONTRACTS

          Section 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of institutions which service retail installment sales contracts for goods of the type included in the Products and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable contracts that it services for itself or others. In performing such duties, so long as Green Tree is the Servicer, it shall comply with the policies and procedures attached hereto as Schedule B. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Products and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Contracts provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Contracts, the Financed Products or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner Trustee to execute and deliver, on behalf of the Certificateholders and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and with respect to the Financed Products; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Contract or waive the right to collect the unpaid balance of any Contract from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is de minimis and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust (provided the Servicer has obtained the Owner Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Contract pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Contract, an Obligor or a Financed Product. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          Section 3.2. Collection of Contract Payments; Modifications of Contracts.

          (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable contracts that it services for itself or others and otherwise act with respect to the Contracts, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Contract.

          (b) The Servicer may at any time agree to a modification or amendment of a Contract in order to (i) change the Obligor's regular due date to a date within the Monthly Period in which such due date occurs or (ii) re-amortize the scheduled payments on the Contract following a partial prepayment of principal.

          (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Contract (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Contract, will maximize the amount to be received by the Trust with respect to such Contract, and is otherwise in the best interests of the Trust; provided, however, that:

               (i) The aggregate period of all extensions on a Contract shall not exceed three months;

               (ii) In no event may a Contract be extended beyond the Monthly Period immediately preceding the Final Scheduled Distribution Date; and

               (iii) No such extension, modification or amendment shall be granted more than 90 days after the Closing Date if such action would have the effect of causing such Contract to be deemed to have been exchanged for another Contract within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder.

          (d) So long as the Green Tree is Servicer, any collections in respect of Contracts collected by Green Tree shall, prior to the deposit thereof in the Certificate Account, be held in bank accounts entitled substantially as follows:
"[name of depository], as agent for ____________________________, as

Trustee, other trustees, and Green Tree Financial Corporation, as their interests may appear."

          Section 3.3.  Realization Upon Contracts.

          (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Product securing a Contract with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Contract but in no event later than the date on which all or any portion of a Scheduled Payment has become ___ days delinquent. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Product at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Contract. The foregoing is subject to the provision that, in any case in which the Financed Product shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Product unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Contract by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Product shall be remitted directly by the Servicer to the Subcollection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Product into cash proceeds, but only out of the cash proceeds of such Financed Product, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Products; the Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Contract.

          (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only.
If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Owner Trustee for the benefit of the Certificateholders and the Indenture Trustee for the benefit of the Note Owners. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(e).

          Section 3.4.  Insurance.

          (a) [The Servicer shall require that each Financed Product be insured by the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Contract requires the Obligor to maintain such physical loss and damage insurance, naming the Seller and its successors and assigns as additional insureds, and permits the holder of such Contract to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Product which satisfies the conditions set forth in Paragraph 24 of the Schedule of Representations (including, without limitation, during the repossession of such Financed Product) the Servicer shall enforce the rights of the holder of the Contract under the Contract to require the Obligor to obtain such physical loss and damage insurance.] [Need to verify with Green Tree]

          (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Product and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Owner Trustee. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Contract, as provided in Section 3.4(c).

          (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Contract. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Contract having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Contract, and amounts allocable thereto will not be available for distribution on the Notes or the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Contract having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the

Contract or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Payments and then to the Insurance Add-On Amount. Liquidation Proceeds on any Contract will be used first to pay the Principal Balance and accrued interest on such Contract and then to pay the related Insurance Add-On Amount. If an Obligor under a Contract with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Contract from the Trust for the Purchase Amount on any subsequent Deposit Date. Any such Contract, and any Contract with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

          (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Owner Trustee for the benefit of the Certificateholders and the Indenture Trustee for the benefit of the Note Owners.

          (e) The Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Products which policy shall by its terms insure against physical damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Product ("VSI Insurance"). Costs incurred by the Servicer in maintaining such insurance shall be paid by the Servicer. The Servicer will cause itself to be named as named insured and the Owner Trustee to be named a loss payee under all such policies. The Servicer may elect not to maintain such insurance policy but in such event will be obligated to indemnify the Trust against any losses arising from an Obligor's failure to maintain physical loss and damage insurance with respect to the related Financed Product.

          Section 3.5.  Maintenance of Security Interests in Products.

          (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Product on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Owner Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Product or for any other reason. In the event that the assignment of a Contract to the Owner Trustee on behalf of the Trust is insufficient, without a notation on the related Financed Product's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Product is located, to perfect a security interest in the related Financed Product in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

          (b) Upon the occurrence of a Servicer Termination Event, the Owner Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Owner Trustee, be necessary to perfect or re-perfect the security interests in the Financed Products securing the Contracts in the name of the Trust by amending the title documents of such Financed Products or by such other reasonable means as may, in the opinion of counsel to the Owner Trustee, be necessary or prudent. The Seller hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

          Section 3.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Owner Trustee relies in accepting the Contracts in trust and issuing the Certificates and the Notes on behalf of the Trust and on which the Indenture Trustee relies in authenticating the Notes.

          (a) The Servicer covenants as follows:

               (i) Liens in Force. The Financed Product securing each Contract shall not be released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

               (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Certificateholders or the Noteholders in the Contracts, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the other Trust Property; and

               (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 3.2.

          (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

               (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

               (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Contracts as required by this Agreement) requires or shall require such qualification;

               (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

               (iv) Binding Obligation. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

               (v) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

               (vi) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or the Notes;

               (vii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

               (viii) VSI Insurance. The VSI Insurance is in full force and effect.

          Section 3.7. Purchase of Contracts Upon Breach of Covenant. Upon discovery by any of the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the covenants set forth in Sections 3.5(a) or 3.6(a), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.5(a) or 3.6(a) which materially and adversely affects the interests of the Certificateholders, the Noteholders or the Trust in any Contract (including any Liquidated Contract) (or, at the Servicer's election, the first Accounting Date so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Contract affected by such breach and, on the related Deposit Date, the Servicer shall pay the related Purchase Amount. It is understood and agreed that the obligation of the Servicer to purchase any Contract (including any Liquidated Contract) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Certificateholders, the Noteholders, the Owner Trustee on behalf of Certificateholders or the Indenture Trustee on behalf of Noteholders; provided, however, that the Servicer shall indemnify the Owner Trustee, the Backup Servicer, the Trust, the Indenture Trustee, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

          Section 3.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Monthly Period pursuant to Section 4.6. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and all other fees and expenses of the Trust, including taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, unless such fees, expenses or claims in respect of indemnification are expressly stated not to be for the account of the Servicer. The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Administrator, the Indenture Trustee, the Custodian, the Backup Servicer and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be Green Tree, a successor to Green Tree as Servicer permitted by Section 7.2 or an Affiliate of any of the foregoing, such Servicer shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification.

          Section 3.9. Servicer's Certificate. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make any withdrawal and deposit required by Section 5.1, to make the distributions required by Sections 4.6 and 4.7(b), to make the withdrawals, distributions and deliveries required by Section 4.7(a) and to determine the amount to which the Servicer is entitled to be reimbursed or has been reimbursed during the related Monthly Period for Monthly Advances pursuant to Section 4.4(c), (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders and Certificateholders and required by Section 4.9, (iii) a listing of all Warranty Contracts and Administrative Contracts purchased as of the related Deposit Date, identifying the Contracts so purchased and (iv) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by Section 4.8. Contracts purchased by the Servicer or by the Seller on the related Deposit Date and each Contract which became a Liquidated Contract or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the Schedule of Contracts). A copy of such certificate may be obtained by any Certificateholder or Noteholder (or by a Certificate Owner or Note Owner, upon certification that such Person is a Certificate Owner or Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office. In addition to the information set forth in the preceding sentence, the Servicer's Certificate delivered to the Indenture Trustee on the Determination Date shall also contain the following information: the Delinquency Ratio, Average Delinquency Ratio, Default Rate, Average Default Rate, Net Loss Rate and Average Net Loss Rate for such Determination Date.

          Section 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event.

          (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 199_, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) The Seller or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

          Section 3.11.  Annual Independent Accountants' Report.

          On or before May 1 of each year, commencing May 1, 199_, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants (the "Indenture Accountants") to furnish a statement (the "Accountants' Report) to the Owner Trustee, the Indenture Trustee, the Backup Servicer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the retail installment and promissory notes under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination, conducted substantially in compliance with generally accepted auditing standards, such servicing has been conducted in compliance with such pooling and servicing agreements, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.


          (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (c) A copy of the Accountants' Report may be obtained by any Certificateholder or Noteholder (or by any Certificate Owner or Note Owner, upon certification that such Person is a Certificate Owner or Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

          Section 3.12. Access to Certain Documentation and Information Regarding Contracts. The Servicer shall provide to representatives of the Owner Trustee, Indenture Trustee and the Backup Servicer reasonable access to the documentation regarding the Contracts. The Servicer shall provide such access to any Certificateholder or Noteholder (or Certificate Owner or Note Owner) only in such cases where the Servicer is required by applicable statutes or regulations (whether applicable to the Servicer or to such Certificateholder or Certificate Owner or Noteholder or Note Owner) to permit such Certificateholder or Noteholder (or Certificate Owner or Note Owner) to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder or Noteholder (or Certificate Owner or Note Owner), by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

          Section 3.13. Monthly Tape. On or before the third Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Indenture Trustee and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) in a format acceptable to the Indenture Trustee and the Backup Servicer containing the information with respect to the Contracts as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section
4.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall notify the Servicer of any discrepancies on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Deficiency Claim Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

          Section 3.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement until such time as it has resigned, as authorized by Section 7.5, or been terminated pursuant to
Section 8.2, and, in either case, a successor Servicer has been appointed pursuant to Section 8.3 subject to and in accordance with the terms of this Agreement.

          Section 3.15. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

          Section 3.16. Duties of the Servicer under the Indenture. The Servicer shall, and hereby agrees that it will, perform on behalf of the Trust and the Owner Trustee the following duties of the Trust or the Owner Trustee, as applicable, under the Indenture (references are to the applicable Sections in the Indenture):

          (a) the direction to the Paying Agents, if any, to deposit moneys with the Indenture Trustee (Section 3.03);

          (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

          (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

          (d) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

          (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

          (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

          (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

          (h) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

          (i) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03);

          (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

          (k) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b)); and

          (l) the recording of the Indenture, if applicable (Section 11.15).

In addition to the duties of the Servicer set forth above, the Servicer shall, and hereby agrees that it will, prepare, distribute and file any reports required by

Section 313(b) of the Trust Indenture Act of 1939 as a result of any transfer of Subsequent Contracts. Such distribution and filing is to be effected by the Servicer's distribution and filing of the Servicer's Certificate.

          Section 3.17. Certain Duties of the Servicer under the Trust Agreement. The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.


                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                       CERTIFICATEHOLDERS AND NOTEHOLDERS

          Section 4.1.  Trust Accounts.

          (a) The Servicer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Certificateholders and the Note Owners. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

          (b) The Servicer shall establish the Pre-Funding Account in the name of the Indenture Trustee for the benefit of the Certificateholders and the Note Owners. The Pre-Funding Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

          (c) The Servicer shall establish the Note Distribution Account in the name of the Indenture Trustee for the benefit of the Note Owners. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

          (d) The Servicer shall establish the Reserve Account (including the Class A-1 Holdback Subaccount) in the name of the Indenture Trustee for the benefit of the Certificateholders and the Note Owners. The Reserve Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

          (e) All amounts held in the Collection Account, the Pre-Funding Account, the Note Distribution Account and the Reserve Account (collectively, the

"Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that, in the case of amounts held in the Collection Account, the Note Distribution Account and the Reserve Account, mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate, and, in the case of amounts held in the Pre-Funding Account, mature in such amounts and on such dates, not later than the last day of the Funding Period, as the Servicer may direct. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Accounts shall be made in Eligible Investments held by a financial institution with respect to which
(a) such institution has noted the Indenture Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in Minn. Stat. (S) 336.8-313(d)(i)), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 336.8-313(g)) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this
Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to
Section 4.6. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

          (f) On the Closing Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Initial Contracts received by the Servicer after the Initial Cutoff Date and on or prior to the Business Day immediately preceding the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Financed Product and applied by the Servicer after the Initial Cutoff Date. On each Subsequent Transfer Date, the Servicer shall deposit in the Collection Account (x) all Scheduled Payments and prepayments of the related Subsequent Contracts received by the Servicer after the related Subsequent Cutoff Date and on or prior to the Business Day immediately preceding the related Subsequent Transfer Date and (y) all Liquidation Proceeds and proceeds of Insurance Policies related in respect of a Financed Product and applied by the Servicer after the related Subsequent Cutoff Date.

          Section 4.2.  Collections.

          (a) The Servicer shall establish the Subcollection Account in the name of the Indenture Trustee for the benefit of the Certificateholders and the Noteholders. The Subcollection Account shall be an Eligible Account and shall initially be established with the Indenture Trustee. The Servicer shall remit directly to the Subcollection Account without deposit into any intervening account all payments by or on behalf of the Obligors on the Contracts and all Liquidation Proceeds received by the Servicer, in each case, as soon as practicable, but in no event later than the Business Day after receipt thereof. Within two days of deposit of payments into the Subcollection Account, the Indenture Trustee shall transfer all amounts credited to the Subcollection Account on account of such payments to the Collection Account. Amounts in the Subcollection Account shall not be invested. Notwithstanding the foregoing, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer if the Servicer provides to the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agency of the rating then assigned to the Certificates or the Notes.

          (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 4.6(iii) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee as may be necessary in the opinion of the Indenture Trustee to verify the accuracy of such certification.

          Section 4.3. Application of Collections. For the purposes of this Agreement, all collections for a Monthly Period shall be applied by the Servicer as follows:

          (a) With respect to each Contract, payments by or on behalf of the Obligor thereof (other than of Supplemental Servicing Fees with respect to such Contract, to the extent collected) shall be applied to interest and principal with respect to such Contract in accordance with the terms of such Contract. With respect to each Liquidated Contract, Liquidation Proceeds shall be applied to interest and principal with respect to such Contract in accordance with the terms of such Contract, and then to any Insurance Add-On Amount due and payable with respect to such Contract. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to a Liquidated Contract.

          (b) With respect to each Contract that has become a Purchased Contract on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Contract in accordance with the terms of the Contract as if the Purchase Amount had been paid by the Obligor on the Accounting Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Contract. Nothing contained herein shall relieve any Obligor of any obligation relating to any Contract.

          (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 4.6(iii).

          (d) All payments by or on behalf of an Obligor received with respect to any Purchased Contract after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller or the Servicer shall be paid to the Seller or the Servicer, respectively, and shall not be included in the Available Funds.

          Section 4.4.  Monthly Advances.

          (a) If with respect to a Contract, the amounts deposited into the Collection Account during a Monthly Period in respect of such Contract and allocable to interest (determined in accordance with Section 4.3) is less than an amount of interest equal to interest accrued on such Contract (for the number of calendar days in such Monthly Period) (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Contract as of the Accounting Date preceding such Distribution Date), the Servicer shall make a Monthly Advance equal to the amount of such shortfall; provided, however, that the Servicer shall not be required to make a Monthly Advance with respect to a Contract extended pursuant to Section 3.2(b) for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.

          (b) On or before each Determination Date and prior to the delivery of the Servicer's Certificate for such Determination Date pursuant to Section 3.9, the Servicer shall deposit in the Collection Account the aggregate amount of Monthly Advances required for the related Monthly Period in immediately available funds (subject to Section 4.8).

          (c) The Servicer shall be entitled to be reimbursed for Outstanding Monthly Advances with respect to a Contract pursuant to Section 4.6(i) or pursuant to Section 4.8 from the following sources with respect to such Contract on any day subsequent to the Distribution Date in respect of which such Monthly Advance was made: (i) subsequent payments by or on behalf of the Obligor with respect to such Contract, (ii) collections of Liquidation Proceeds with respect to such Contract if such

Contract becomes a Liquidated Contract and (iii) payment of any Purchase Amount with respect to such Contract if such Contract becomes a Purchased Contract. If any Contract shall become a Liquidated Contract and the Servicer shall not have been fully reimbursed for Outstanding Monthly Advances with respect to such Contract from the sources of funds previously described in this paragraph, the Servicer shall be entitled to reimbursement from collections on Contracts other than the Contract in respect of which such Outstanding Monthly Advance shall have been made.

          Section 4.5. Additional Deposits. On or before each Deposit Date, the Servicer shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Contracts and Warranty Contracts, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds.

          Section 4.6.  Distributions. On each Distribution Date, the
Indenture Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute the following amounts and in the order of priority specified below. Within each order of priority, amounts shall be deemed withdrawn first from Available Funds and second from the Reserve Account. Within priority (iv)(B), amounts shall be deemed withdrawn first from amounts transferred pursuant to clause (iii) of
Section 4.7(b) or Section 5.1(c) and second from the Actual Funds.

               (i) first, from the Actual Funds, (A) to the Trust for payment of any taxes due and unpaid with respect to the Trust, to the extent such taxes have not been previously paid by the Servicer pursuant to Section 3.8, and (B) then to the Servicer, the amount of Outstanding Monthly Advances for which the Servicer is entitled to be reimbursed pursuant to
     Section 4.4(c) and for which the Servicer has not previously been reimbursed pursuant to Section 4.8;

               (ii) second, from the Actual Funds then remaining on deposit in the Collection Account, to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to be reimbursed pursuant to the Administration Agreement; to the Indenture Trustee, any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; to the Custodian, Backup Servicer, or Administrator (including the Owner Trustee or Indenture Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer), to the Backup Servicer, any transition expenses (not to exceed $50,000) in accordance with Section 8.3;

               (iii) third, from the Actual Funds then remaining on deposit in the Collection Account, to the Servicer, the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related

     Monthly Period, and any amounts specified in Section 4.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.8;

               (iv) fourth, from the Actual Funds then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Noteholders' Interest Distributable Amount for such Distribution Date;

               (v) fifth, from the Actual Funds then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date;

               (vi) sixth, from the Actual Funds then remaining on deposit in the Collection Account, to the Certificate Distribution Account, an amount equal to the Class B Interest Distributable Amount for such Distribution Date; and

               (vii) seventh, from the Actual Funds then remaining on deposit in the Collection Account, to the Certificate Distribution Account, an amount equal to the Class B Principal Distributable Amount for such Distribution Date.

          Section 4.7.  Pre-Funding Account.

          (a) On the Closing Date, the Indenture Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $__________ from the proceeds of the sale of the Notes and the Class B Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee:

               (i) to withdraw from the Pre-Funding Account the amount, if any, by which the Requisite Reserve Amount for such Subsequent Transfer Date exceeds the Reserve Amount, and to deposit such funds in the Reserve Account,

               (ii) to withdraw from the Pre-Funding Account the Class A-1 Holdback Amount, if any, for such Subsequent Transfer Date, and to deposit such funds in the Class A--1 Holdback Subaccount,

               (iii) to withdraw from the Pre-Funding Account the amount, if any, on deposit therein in excess of the remaining Prefunded Amount, after giving effect to the withdrawals specified in clauses (i) - (ii) above, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.4 with respect to such transfer, and

               (iv) to withdraw from the Reserve Account an amount equal to the excess, if any, of the Reserve Amount (after giving effect to withdrawals from the Reserve Account pursuant to Section 5.1 on the immediately following Distribution Date, if such Subsequent Transfer Date falls between a Determination Date and the related Distribution Date) over the Requisite Reserve Amount for such Subsequent Transfer Date and to distribute such amount to or upon the order of the General Partners.

          (b) If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on or immediately following the end of the Funding Period) or
(y) the Pre-Funded Amount has been reduced to $100,000 or less on any Distribution Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date pursuant to paragraph (a) above, the Servicer shall provide written instructions to the Indenture Trustee to withdraw from the Pre-Funding Account on such Distribution Date (i) an amount equal to the sum of the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount, the Class A-3 Prepayment Amount, the Class A-4 Prepayment Amount, the Class
A-5 Prepayment Amount, the Class A-6 Prepayment Amount and deposit such amount in the Note Distribution Account, and (ii) an amount equal to the Class B Prepayment Amount and deposit such amount in the Certificate Distribution Account. Any remaining funds on deposit in the Pre-Funding Account shall be distributed to the General Partners. If the funds on deposit in the Pre-Funding Account are less than the sum of the amounts described in clauses (i) and (ii) above, then the Servicer shall provide written instructions to the Indenture Trustee to withdraw the funds on deposit in the Pre-Funding Account and deposit such funds in the Note Distribution Account and Certificate Distribution Account, pro rata in accordance with the amounts specified in clauses (i) and
(ii) above.

          (c) If the Pre-Funded Amount is greater than $100,000 at the end of the Funding Period, the Seller will (x) deposit into the Note Distribution Account an amount equal to the sum of the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium, the Class A-5 Prepayment Premium, and the Class A-6 Prepayment Premium and (y) deposit into the Certificate Distribution Account an amount equal to the Class B Prepayment Premium.

          Section 4.8. Net Deposits. Subject to payment by the Servicer of amounts otherwise payable pursuant to Section 4.6(i) and provided that no Servicer Termination Event shall have occurred and be continuing with respect to such Servicer, the Servicer may make the remittances to be made by it pursuant to Sections 4.2, 4.4 and 4.5 net of amounts (which amounts may be netted prior to any such remittance for a Monthly Period) to be distributed to it pursuant to Sections 3.8, 4.2(b) and 4.6(i); provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and, provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

          Section 4.9.  Statements to Certificateholders and Noteholders.

          (a) On each Distribution Date, the Owner Trustee shall include with each distribution to each Class B Certificateholder, a statement (which statement shall also be provided to each Rating Agency) based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for the Monthly Period relating to such Distribution Date the following information:

               (i) the amount of such distribution allocable to principal;

               (ii) the amount of such distribution allocable to interest;

               (iii) the amount of such distribution payable out of amounts withdrawn from the Reserve Account;

               (iv) the Class B Certificate Balance and the remaining balance of each class of Notes (after giving effect to distributions made on such Distribution Date);

               (v) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class A-5 Interest Carryover Shortfall, the Class A-6 Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class B Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

               (vi) the amount of fees paid by the Trust with respect to such Monthly Period;

               (vii) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount and the remaining Reserve Amount;

               (viii) for the Distribution Date on or immediately following the end of the Funding Period, the Class B Prepayment Amount, the Class B Prepayment Premium, if any, and the remaining Reserve Amount that has not been distributed pursuant to Section 4.6 or to the General Partners; and

               (ix) the Class B Pool Factor (after giving effect to distributions made on such Distribution Date).

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Class B Certificate.

          (b) On each Payment Date, the Indenture Trustee shall include with each distribution to each Noteholder, a statement (which statement shall also be provided to each Rating Agency) based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for the Monthly Period relating to such Payment Date the following information with respect to each class of Notes:

               (i) the amount of such distribution allocable to principal;

               (ii) the amount of such distribution allocable to interest;

               (iii) the amount of such distribution payable out of amounts withdrawn from the Reserve Account or the Class A-1 Holdback Subaccount;

               (iv) the outstanding principal balance of the Notes and Class B Certificate Balance (after giving effect to distributions made on such Payment Date);

               (v) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class A-5 Interest Carryover Shortfall, the Class A-6 Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class B Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

               (vi) the amount of fees paid by the Trust with respect to such Monthly Period;

               (vii) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount, the remaining Reserve Amount and the amount on deposit in the Class A-1 Holdback Subaccount;

               (viii) for the Payment Date on or immediately following the end of the Funding Period, the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount, the Class A-3 Prepayment Amount, the Class A-4 Prepayment Amount, the Class A-5 Prepayment Amount, the Class A-6 Prepayment Amount, the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium, the Class A-5 Prepayment Premium and the Class A-6 Prepayment Premium, if any, and the remaining Reserve Amount that has not been distributed pursuant to Section 4.6 or to the General Partners; and

               (ix) the Note Pool Factor with respect to each class of Notes (after giving effect to distributions made on such Payment Date).

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Note.

          (d) Certificate Owners may obtain copies of the certificates delivered by the Owner Trustee pursuant to subsections (a) and (b) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is a Certificate Owner and payment of any expenses associated with the distribution thereof). Note Owners may obtain copies of the statements delivered by the Indenture Trustee pursuant to subsection (c) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof).

          Section 4.10. Indenture Trustee as Agent. The Indenture Trustee, in holding all funds in the Trust Accounts and in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Certificateholders and the Noteholders.

          Section 4.11. Eligible Accounts. Any account which is required to be established as an Eligible Account pursuant to this Agreement and which ceases to be an Eligible Account shall within 5 Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency may consent) be established as a new account which shall be an Eligible Account and any cash and/or any investments shall be transferred to such new account.


                                   ARTICLE V

                              THE RESERVE ACCOUNT

          Section 5.1.  Withdrawals from the Reserve Account.

          (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (vii) of Section 4.6, then on the Draw Date immediately preceding such Distribution Date, the Indenture Trustee shall (i) withdraw amounts on deposit in the Reserve Account, other than any funds in the Class A-1 Holdback Subaccount (up to the amount by which the amounts payable on the related Distribution Date pursuant to clauses
(i) through

(vii) of Section 4.6 exceed the amount of Available Funds with respect to such Determination Date) and (ii) deposit the amounts so withdrawn from the Reserve Account into the Collection Account. On each Distribution Date, any funds on deposit in the Reserve Account (other than funds on deposit in the Class A-1 Holdback Subaccount) in excess of the Requisite Reserve Amount (after giving effect to any withdrawals on the immediately preceding Draw Date as described above) shall be paid to the General Partners.

          (b) In the event that the Servicer's Certificate with respect to the Determination Date related to the Class A-1 Final Scheduled Distribution Date shall state that the unpaid principal balance of the Class A-1 Notes (after giving effect to the distribution of the Available Funds pursuant to clauses (i)
- (v) of Section 4.6 for such Distribution Date), is greater than zero, then on the Draw Date immediately preceding such Distribution Date the Indenture Trustee shall withdraw an amount equal to such unpaid principal balance from funds on deposit in the Class A-1 Holdback Subaccount (or the amount of funds on deposit in the Class A-1 Holdback Subaccount, if less) and deposit such funds in the Note Distribution Account for distribution to the Class A-1 Noteholders on such Distribution Date. Funds in the Class A-1 Holdback Subaccount shall not be available to pay any other amounts. Any funds remaining in the Class A-1 Holdback Subaccount, after withdrawal of any such amount on the Class A-1 Final Scheduled Distribution Date, shall be released to the General Partners.


                                   ARTICLE VI

                                   THE SELLER

          Section 6.1.  Liability of Seller.

          (a) The Seller (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

          Section 6.2. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Contracts under this Agreement and that in its opinion may involve it in any expense or liability.

          Section 6.3. Seller May Own Certificates or Notes. Each of the Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Class B Certificates or Notes so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of the Certificates or Notes, provided that any Class B Certificates or Notes owned by the Seller or any Affiliate thereof, during the time such Class B Certificates or Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Seller shall notify the Owner Trustee and the Indenture Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Class B Certificate or Note.


                                  ARTICLE VII

                                  THE SERVICER

          Section 7.1.  Liability of Servicer; Indemnities.

          (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

          (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Product;

          (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any taxes that may at any time be asserted against the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Certificateholders or the Noteholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts and the other Trust Property to the Trust or the issuance and original sale of the Certificates and the Notes, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same;

          (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Certificateholders or the Noteholders through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and

          (e) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Owner Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement and the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance or gross negligence of the Owner Trustee, or (B) arises from the Owner Trustee's breach of any of its representations or warranties set forth in
Section 7.3 of the Trust Agreement; provided, however, that amounts payable under this paragraph shall be increased by the amount of income taxes actually paid by the Owner Trustee in respect of any indemnity payment unless the Owner Trustee received or can reasonably be expected to receive a tax deduction for the related loss or cost.

          (f) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

          Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer.

          (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the

Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.2(a) to the Owner Trustee, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

          Section 7.3. Limitation on Liability of Servicer, Backup Servicer and Others.

          (a) Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Trust, the Certificateholders or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer or such Person, as the case may be; provided further, that this provision shall not affect any liability to indemnify the Owner Trustee and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Owner Trustee or the Indenture Trustee, each in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

          (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Owner Trustee, the Indenture Trustee, the Seller, the Noteholders and the Certificateholders shall look only to the Servicer to perform such obligations.

          Section 7.4. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of Green Tree with the prior written consent of the Indenture Trustee, the Owner Trustee and the Backup Servicer.
The Servicer also may at any time perform the specific duty of repossession of Financed Products through sub-contractors who are in the business of servicing Contracts similar to the Contracts and may perform other specific duties through such sub-contractors, provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Neither Green Tree or any other party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Indenture Trustee, the Owner Trustee and the Backup Servicer.

          Section 7.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and a Certificate Majority and Note Majority does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Owner Trustee and the Indenture Trustee. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the

Servicer. No resignation of the Backup Servicer shall become effective until a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal.


                                  ARTICLE VIII

                          SERVICER TERMINATION EVENTS

          Section 8.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

          (a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Certificateholders or Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer;

          (b) Failure by the Servicer to deliver to the Indenture Trustee and the Owner Trustee the Servicer's Certificate by the fourth Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2(a);

          (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Certificateholders or Noteholders, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Certificateholder or Noteholder;

          (d) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law with respect to the Servicer or the Seller and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; or

          (e) The commencement by the Servicer or the Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; or

          (f) Any representation, warranty or statement of the Servicer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 2.5(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Owner Trustee, the Indenture Trustee or a Certificateholder or Noteholder, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

          Section 8.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, either the Indenture Trustee, the Owner Trustee, a Certificate Majority or a Note Majority, by notice given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders or the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates, the Notes or the Trust Property or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed pursuant to Section 8.3(b)); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contracts and the other Trust Property and related documents to show the Owner Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Contracts and the delivery to the successor Servicer of all Contract Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Contracts and the other Trust Property. In addition to any other amounts that are then payable to the terminated Servicer under this Agreement, the terminated Servicer shall then be entitled to receive out of Available Funds reimbursements for any Outstanding Monthly Advances (in accordance with Section 4.4(c)) made during the period prior to the notice pursuant to this Section 8.2 which terminates the obligation and rights of the terminated Servicer under this Agreement. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated Servicer shall grant the Owner Trustee, the Indenture Trustee and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

          Section 8.3.  Appointment of Successor.

          (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 8.2 or (ii) the resignation of the Servicer pursuant to Section 7.5, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Owner Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer and shall serve until such time as it has resigned, as authorized by Section 7.5, or been terminated pursuant to Section 8.2, and in either case a successor Servicer has been appointed pursuant to Section 8.3.

          (b) If the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Indenture Trustee, a Note Majority, the Owner Trustee or a Certificate Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5.

          (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in contravention of the terms of this Agreement) to act as Servicer although it is legally able to do so, such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by the Backup Servicer in its individual capacity and solely out of its own funds. If the Backup Servicer is the successor Servicer, the Backup Servicer shall be entitled to reimbursement, pursuant to Section 4.6(ii), of reasonable transition expenses, not in excess of $50,000, incurred in acting as successor Servicer.

          Section 8.4.  Notification to Certificateholders and Noteholders.
Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

          Section 8.5. Waiver of Past Defaults. A Note Majority or Certificate Majority may, on behalf of all Holders of Notes and Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   ARTICLE IX

                                  TERMINATION

          Section 9.1. Optional Purchase of All Contracts; Liquidation of Trust Estate.

          (a) On each Determination Date with respect to a Distribution Date following the Distribution Date on which the Notional Balance is reduced to zero, as of which the Aggregate Principal Balance is less than 10% of the Original Pool

Balance, the Servicer and the Seller each shall have the option to purchase the corpus of the Trust; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall pay the aggregate Purchase Amounts for the Contracts, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer or the Seller, as the case may be, and the Indenture Trustee, and shall succeed to all interests in and to the Trust Property. The fees and expenses related to such appraisal shall be paid by the party exercising the option to purchase. The party exercising such option to repurchase shall deposit the aggregate Purchase Amounts for the Contracts and the amount of the appraised value of any other property held as part of the Trust into the Collection Account, and the Indenture Trustee shall distribute the amounts so deposited in accordance with Section 4.6.

          (b) Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Owner Trustee shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Owner Trustee shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution Date of the Available Funds) from the Insolvency Proceeds:

               (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date (or, if the Insolvency Proceeds are insufficient to pay all such amounts in full, pro rata to each class of Notes in accordance with the amounts payable to each such class);

               (ii) to the Note Distribution Account, the Class A-1 Prepayment Premium, Class A-2 Prepayment Premium, Class A-3 Prepayment Premium,
     Class A-4 Prepayment Premium, Class A-5 Prepayment Premium and Class A-6 Prepayment Premium (or, if the Insolvency Proceeds received by the Trust are insufficient to pay all such amounts in full, pro rata to each class of Notes in accordance with the amounts payable to each such class);

               (iii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits otherwise made in the Note Distribution Account on such Distribution Date);

               (iv) to the Certificate Distribution Account, any portion of the Class B Interest Distributable Amount and Class B Prepayment Premium not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

               (v) to the Certificate Distribution Account, the Class B Certificate Balance (after giving effect to the reduction in the Class B Certificate Balance to result from the deposits otherwise made in the Certificate Distribution Account on such Distribution Date).

          (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          Section 10.1.  Amendment.

          (a) This Agreement may be amended by the Seller, the Servicer and the Trust, with the prior written consent of the Indenture Trustee but without the consent of any of the Noteholders or Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or
(iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or Certificateholders.

          (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trust with the prior written consent of the Indenture Trustee and with the consent of a Certificate Majority and a Note Majority (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; provided, however, that, subject to the provisions of
Section 5.04 of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Certificate or Note or the Class B Pass-Through Rate, Class A-1 Interest Rate,

Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate,
Class A-5 Interest Rate or Class A-6 Interest Rate, (b) amend any provisions of Section 4.6 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders or Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates or Notes then outstanding.

          (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

          (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee, as applicable, may prescribe, including the establishment of record dates.

          (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 10.2.  Protection of Title to Trust Property.

          (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Owner Trustee and the Indenture Trustee in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller, the Servicer nor the Trust shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) Each of the Seller, the Servicer and the Trust shall give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Contracts to the Trust, the Servicer's master computer records (including any backup archives) that refer to any Contract indicate clearly (with reference to the particular trust) that the Contract is owned by the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Contract has been paid in full or repurchased by the Seller or Servicer.

          (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in contracts to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they refer in any manner whatsoever to any Contract, indicate clearly that such Contract has been sold and is owned by the Trust unless such Contract has been paid in full or repurchased by the Seller or Servicer.

          (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee, the Backup Servicer and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contracts or any other portion of the Trust Property.

          (h) The Servicer shall furnish to the Owner Trustee, the Indenture Trustee and the Backup Servicer at any time upon request a list of all Contracts then held as part of the Trust, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Trust. Upon request, the Servicer shall furnish a copy of any list to the Seller. The Owner Trustee shall hold any such list and Schedule of Contracts for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

          (i) The Seller and the Servicer shall deliver to the Owner Trustee and the Indenture Trustee simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Contracts and the other Trust Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

          (j) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

          Section 10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          Section 10.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the Notes or the respective rights of the Holders thereof.

          Section 10.5. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, a Note Majority and a Certificate Majority.

          Section 10.6. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 10.7. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          Section 10.8.  Intention of Parties.

          (a) The execution and delivery of this Agreement shall constitute an acknowledgement by the Seller, that it is intended that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Contracts and the other Trust Property, conveying good title thereto free and clear of any Liens, from the Seller to the Trust, and that the Contracts and the other Trust Property shall not be a part of the Seller's estate in the event of the insolvency, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Trust or the Certificateholders to the Seller, the Seller intends that it shall have granted to the Owner Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Trust Property conveyed to the Trust pursuant to Sections 2.1 and 2.4 of this Agreement, and that this Agreement shall constitute a security agreement under applicable law.

          (b) The execution and delivery of this Agreement shall constitute an acknowledgement by the Seller and the Owner Trustee on behalf of the Certificateholders that they intend to establish (for Federal tax purposes) a trust taxable as a partnership, rather than an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

          Section 10.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, at the following address:
Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, Attention: Chief Financial Officer, (b) in the case of the Owner Trustee, at the Corporate Trust Office, (c) in the case of the Indenture Trustee and, for so long as the Indenture Trustee is the Backup Servicer, _______________________________, Attention: Corporate Trust
Department, and (d) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), Attention: Asset-Backed Surveillance, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Certificateholder or a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or the Note Register (as the case may be), and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or the Noteholder receives such notice.

          Section 10.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by ___________________________, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by ___________________________ but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on ___________________________, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall ___________________________ be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any related documents.

          IN WITNESS WHEREOF, the Issuer, the Seller, the Servicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                              ISSUER:
                              GREEN TREE ASSET RECEIVABLES TRUST, 199_-_


                              by________________________________________________
                                Not in its individual capacity but solely as Owner Trustee

                              By________________________________________________
                                Name:  _________________________________________
                                Title: _________________________________________


                              SELLER AND SERVICER:
                              GREEN TREE FINANCIAL CORPORATION

                              By________________________________________________
                                Name: __________________________________________
                                Title:__________________________________________


                              BACKUP SERVICER:

                              __________________________________________________

                              By________________________________________________
                                Name:  _________________________________________
                                Title: _________________________________________


Acknowledged and Accepted:
____________________________________,
not in its individual capacity but as
Indenture Trustee,


By___________________________________
     Name:___________________________
     Title:__________________________

                                   SCHEDULE A

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     1. Characteristics of Contracts. Each Contract (A) was originated by a Dealer for the retail sale of a Financed Product in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Contracts in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing Dealer Agreement with the Seller and was validly assigned by such Dealer to the Seller, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is fully amortizing and provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Contract may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

     2. No Fraud or Misrepresentation. Each Contract was originated by a Dealer and was sold by the Dealer to the Seller without any fraud or misrepresentation on the part of such Dealer in either case.

     3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Product Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Contracts and each and every sale of Financed Products, have been complied with in all material respects, and each Contract and the sale of the Financed Product evidenced by each Contract complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

     4.   Origination.  Each Contract was originated in the United States.

     5. Binding Obligation. Each Contract represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Contract may be modified by the application after the

Initial Cutoff Date or any Subsequent Cutoff Date, as the case may be, of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

     6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

     7. Obligor Bankruptcy. At the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable, no Obligor had been identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

     8. Schedule of Contracts. The information set forth in the Schedule of Contracts has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable.

     9. Marking Records. By the Closing Date or by each Subsequent Transfer Date, the Seller will have caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to show that the Contracts constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Agreement.

     10. Computer Tape. The Computer Tape made available by the Seller to the Owner Trustee on the Closing Date or on each Subsequent Transfer Date was complete and accurate as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and includes a description of the same Contracts that are described in the Schedule of Contracts.

     11. Adverse Selection. No selection procedures adverse to the Noteholders or the Certificateholders were utilized in selecting the Contracts from those Contracts owned by the Seller which met the selection criteria contained in the Sale and Servicing Agreement.

     12. Chattel Paper. The Contracts constitute chattel paper within the meaning of the UCC as in effect in the State of Minnesota.

     13. One Original. There is only one original executed copy of each Contract (other than a copy in the possession of the relevant Obligor).

     14. Contract Files Complete. There exists a Contract File pertaining to each Contract and such Contract File contains (a) a fully executed original of the Contract, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Contract pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Product, or copies thereof, (c) the original Lien Certificate or application therefor and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Contract File for each Contract currently is in the possession of the Custodian.

     15. Contracts in Force. No Contract has been satisfied, subordinated or rescinded, and the Financed Product securing each such Contract has not been released from the lien of the related Contract in whole or in part. No provisions of any Contract have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Contract File. No Contract has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     16. Lawful Assignment. No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract under this Agreement or pursuant to transfers of the Notes or the Certificates.

     17. Good Title. No Contract has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trust; immediately prior to the conveyance of the Contracts to the Trust pursuant to this Agreement or any Subsequent Purchase Agreement, as applicable, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement or any Subsequent Purchase Agreement, as applicable, by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Contracts, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Contract.
The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Contracts.

     18. Security Interest in Financed Product. Each Contract created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Financed Product. The Lien Certificate and original certificate of title for each Financed Product show, or if a new or replacement Lien Certificate or other Evidence of Perfection is being applied for with respect to such Financed Product the Lien Certificate or other Evidence of Perfection will be received within 180 days of the Closing Date or any Subsequent Transfer Date, as applicable, and will show, the Seller named as the original secured party under each Contract and as the holder of a first priority security interest in such Financed Product. With respect to each Contract for which the Lien Certificate or other Evidence of Perfection has not yet been returned from the Registrar of Titles or other Evidence of Perfection, the Seller has received written evidence from the related Dealer that such Lien Certificate or other Evidence of Perfection showing the Seller as first lienholder has been applied for. The Seller's security interest has been validly assigned by the Seller to the Owner Trustee pursuant to this Agreement or any Subsequent Transfer Agreement, as applicable. Immediately after the sale, transfer and assignment thereof to the Trust, each Contract will be secured by an enforceable and perfected first priority security interest in the Financed Product in favor of the Trust as secured party, which security interest is prior to all other liens upon and security interests in such Financed Product which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Product). As of the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Product which are or may be Liens prior or equal to the lien of the related Contract.

     19. All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Contracts and the proceeds thereof and the other Trust Property have been made, taken or performed.

     20. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Contract or otherwise to impair the rights of the Trust, the Indenture Trustee, the Noteholders and the Certificateholders in any Contract or the proceeds thereof.

     21. Contract Not Assumable. No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Contract.

     22. No Defenses. No Contract is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Contract.

     23. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Contract (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract, and there has been no waiver of any of the foregoing. As of the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, no Financed Product had been repossessed.

     24. Insurance. As of the Closing Date or as of any Subsequent Transfer Date, as applicable, each Financed Product is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Contract, (ii) naming the Seller as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Contract requires the Obligor to maintain physical loss and damage insurance, naming the Seller and its successors and assigns as additional insured parties, and each Contract permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Product was or had previously been insured under a policy of Force-Placed Insurance on the Cutoff Date.

     25. Past Due. At Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, no Contract was more than 30 days past due.

     26. Remaining Principal Balance. At the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, each Contract had a remaining principal balance equal to or greater than $500.00, and the Principal Balance of each Contract set forth in the Schedule of Contracts is true and accurate in all material respects.

     27. Final Scheduled Maturity Date. No Contract has a final scheduled maturity later than _________, 199_.

     28. Certain Characteristics. (A) Each Initial Contract had a remaining maturity, as of the Initial Cutoff Date, of at least ____ months but not more than ____ months; (B) each Initial Contract had an original maturity of at least ____ months but not more than ____ months; (C) each Initial Contract had an original principal balance of at least $ ____ and not more than $ ____; (D) each Initial Contract had a remaining Principal Balance as of the Initial Cutoff Date of at least $ ____ and not more than $ ____; (E) each Initial Contract has an Annual Percentage Rate of at least ____ % and not more than ____ %; (F) no Initial Contract was more than 30 days past due as of the Initial Cutoff Date;
(G) no funds have been advanced by the Seller, the Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause any Contract to qualify under clause (F) above, (H) no Initial Contract has a final scheduled payment date on or before ______________, 199_, (I) the Principal Balance of each Contract set forth in Schedule of Contracts is true and accurate in all material respects as of the Initial Cutoff Date, (J) ____ % of the Initial Contracts, by principal balance as of the Initial Cutoff Date, was attributable to loans for the purchase of new Financed Products and ____ % of the Initial Contracts was attributable to loans for the purchase of used Financed Products, and (K) not more than ____ % of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date had an Annual Percentage Rate in excess of ____ %.

                                   SCHEDULE B

                       SERVICING POLICIES AND PROCEDURES
                       ---------------------------------

                                                                       EXHIBIT A


                         SCHEDULE OF INITIAL CONTRACTS
                         -----------------------------

                                                                     EXHIBIT B-1

                    FORM OF CUSTODIAN AGREEMENT (GREEN TREE)
                    ----------------------------------------

                                     B-1-1

                                                                     EXHIBIT B-2

                      FORM OF CUSTODIAN AGREEMENT (OTHER)
                      -----------------------------------

                                     B-2-1

                                                                       EXHIBIT C

                         FORM OF SERVICER'S CERTIFICATE
                         ------------------------------

                                                                       EXHIBIT D


                     FORM OF SUBSEQUENT TRANSFER AGREEMENT
                     -------------------------------------


     SUBSEQUENT TRANSFER AGREEMENT, dated as of __________, 199__, among GREEN TREE ASSET RECEIVABLES TRUST, 199_-_, a Delaware business trust (the "Trust"), GREEN TREE FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), and as Servicer (the "Servicer"), pursuant to the Sale and Servicing Agreement referred to below.


                              W I T N E S S E T H:

     WHEREAS, the Trust, the Seller and the Servicer are parties to the Sale and Servicing Agreement, dated as of ___________, 199_ (as amended or supplemented, the "Sale and Servicing Agreement");

     WHEREAS, pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Contracts to the Trust; and

     WHEREAS, the Trust is willing to accept such conveyance subject to the terms and conditions hereof.

     NOW, THEREFORE, the Trust, the Seller and the Servicer hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

     "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Contracts conveyed hereby, __________, 199__.

     "Subsequent Contracts" shall mean, for purposes of this Agreement, the Contracts listed in the Schedule of Subsequent Contracts attached hereto as Exhibit A.

     "Subsequent Transfer Date" shall mean, with respect to the Subsequent Contracts conveyed hereby, __________, 199__.

     2. Schedule of Subsequent Contracts. The Schedule of Subsequent Contracts attached hereto as Exhibit A is a supplement to the Schedule of Initial Contracts attached as Exhibit A to the Sale and Servicing Agreement. The Contracts listed in the Schedule of Subsequent Contracts constitute the Subsequent Contracts to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

     3. Conveyance of Subsequent Contracts. (a) In consideration of the Trust's delivery to or upon the order of the Seller of the amount of funds determined in paragraph (b) below, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trust, without recourse (but without limitation of its obligations in this Agreement or the Sale and Servicing Agreement), all of the right, title and interest of the Seller in and to the Subsequent Contracts, all monies at any time paid or payable thereon or in respect thereof after the related Subsequent Cutoff Date (including amounts due on or before the related Subsequent Cutoff Date but received by the Seller after the related Subsequent Cutoff Date), an assignment of security interests of the Seller in the related Financed Products, the Insurance Policies and any proceeds from any Insurance Policies relating to the Subsequent Contracts, the Obligors or the related Financed Products, including rebates of premiums, all VSI Insurance and any Force-Placed Insurance relating to the Subsequent Contracts, an assignment of the rights of the Seller against Dealers with respect to the Subsequent Contracts under the Dealer Agreements and the Dealer Assignments, all items contained in the Contract Files relating to the Subsequent Contracts, any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Subsequent Contracts, the Obligors or the related Financed Products, any property (including the right to receive future Liquidation Proceeds) that secures a Subsequent Contract and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Subsequent Contract, and all proceeds of the foregoing.

     (b)  (i)    Principal Balance of Subsequent Contracts:       $________

          (ii)   Amount to be deposited in the Reserve Account:   $________

          (iii)  Class A--1 Holdback Amount:                      $________

          (iv)   Proceeds to Seller ((i) - (ii) - (iii):          $________

     4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust as of the date of this Agreement and as of the Subsequent Transfer Date that:

          (a) Legal, Valid and Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

          (b) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Contracts.

          (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

          (f) No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it may be bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Related Documents), nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (g) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Related Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Related Documents, the Notes or the Certificates or (iv) which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

          (h) Principal Balance. The aggregate Principal Balance of the Contracts listed on the Schedule of Subsequent Contracts and conveyed to the Trust pursuant to this Agreement as of the Subsequent Cutoff Date is $______________.

     5. Conditions Precedent. The obligation of the Trust to acquire the Contracts hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section
     2.5 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

          (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.4 of the Sale and Servicing Agreement shall have been satisfied.

          (c) Additional Information. The Seller shall have delivered to the Trust such information as was reasonably requested by the Trust to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 2.5 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5 and Section 2.4 of the Sale and Servicing Agreement.

     6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

     7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trust, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                              GREEN TREE ASSET RECEIVABLES
                                 TRUST, 199_-_

                              By____________________________________________,
                              not in its individual capacity but solely as Owner Trustee on behalf of the Trust,

                              By____________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________


                              GREEN TREE FINANCIAL CORPORATION
                                 Seller

                              By____________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________


Acknowledged and Accepted:

________________________________________,
not in its individual capacity but
solely as Indenture Trustee,

By______________________________________
   Name:________________________________
   Title________________________________